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                                                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-3 of our report, dated February 24, 1997, on our audits of the consolidated financial statements of Fuisz Technologies Ltd. as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, and for the period June 9, 1988 (inception) to December 31, 1996, which report is included in the Company's 1996 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."



                                   Coopers & Lybrand L.L.P.


McLean, Virginia
November 25, 1997